Exhibit 21




                                 SUBSIDIARIES



                                                              PERCENTAGE OF
                                                            VOTING STOCK OWNED
                                   PLACE OF                BY PORTEC, INC. AND
      NAME                       INCORPORATION                 SUBSIDIARIES


Active (1)

   PORTEC Ltd.                   Canada                           100%
   PORTEC (U.K.) Ltd.            United Kingdom                   100% (2)
   PORTEC Overseas, Inc.         Delaware                         100%
   PORTEC International,         U.S. Virgin Islands              100%
    Inc.
   Kolberg Manufacturing         Delaware                         100%
    Corporation
   PORTEC B.V.                   Netherlands                      100%
   RPLeasing, Inc.               Delaware                         100%
   PORTEC Railway                Delaware                         100%
    Products, Inc.


1. This list does not include non-operating subsidiaries, maintained for the purpose of name protection only.

2. This percentage does not include directors' qualifying shares.